                                                            EXHIBIT 11.1
                              DAY RUNNER, INC.

         COMPUTATION OF EARNINGS PER COMMON AND COMMON EQUIVALENT SHARES


                                                                      Three Months Ended September 30,
                                                                        1997                1996
                                                                ---------------------------------------------

Net Income                                                          $ 4,352,000           $3,848,000
                                                                    ===========           ==========

Weighted average shares outstanding                                   5,756,000            6,317,000

Additional shares from assumed exercise of options
  and warrants                                                        1,561,000            1,310,000

Shares assumed to be repurchased under the
   treasury stock method                                               (812,000)            (726,000)

NQ tax benefit                                                         (249,000)            (191,000)
                                                                       --------            ---------

Total                                                                 6,256,000            6,710,000
                                                                      =========            =========

FULLY DILUTED:

Weighted average shares outstanding                                   5,756,000            6,317,000

Additional shares from assumed exercise of options
   and warrants                                                       1,561,000            1,310,000

Shares assumed to be repurchased under the
   treasury stock method                                               (729,000)            (708,000)

NQ tax benefit                                                         (281,000)            (198,000)
                                                                       --------             --------

Total                                                                 6,307,000             6,721,000
                                                                      =========             =========

EARNINGS PER SHARE:

Primary                                                              $     0.70            $      0.57
                                                                     ==========            ===========

Fully diluted                                                        $    0.69             $      0.57
                                                                     ==========            ===========